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                          Independent Auditors' Consent

To the Shareholders and Board of Directors of The Smith Barney Money Funds, Inc.:

We consent to the incorporation by reference, with respect to the portfolios listed below for the Smith Barney Money Funds, Inc. (the "Funds"), in these Prospectuses and Statement of Additional Information, of our reports dated February 8, 2002, on the statements of assets and liabilities as of December 31, 2001, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Funds as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in these Prospectuses and "Independent Auditors" in the Statement of Additional Information.

Portfolios
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Cash Portfolio
Government Portfolio
Retirement Portfolio

                                                                        KPMG LLP

New York, New York
April 19, 2002